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                                                                   EXHIBIT 99.2

                  NOTICE OF GUARANTEED DELIVERY FOR TENDER OF

           ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURES DUE 2013

                                      OF

                            SILICON GRAPHICS, INC.

                              IN EXCHANGE FOR ITS
                      % SENIOR CONVERTIBLE NOTES DUE 2004

  Registered holders of Zero Coupon Convertible Subordinated Debentures due 2013 (the "Zero Coupon Debentures") of Silicon Graphics, Inc., a Delaware corporation (the "Company"), who wish to tender any such Zero Coupon
Debentures in exchange for   % Senior Convertible Notes due 2004 (the "Senior
Notes") of the Company, on the terms and subject to the conditions set forth
in the Prospectus of the Company, dated      , 1997 (the "Prospectus"), and
the related Letter of Transmittal, and whose Zero Coupon Debentures are not immediately available or who cannot deliver their Zero Coupon Debentures and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to State Street Bank and Trust Company of California, N.A. (the "Exchange Agent") prior to the Expiration Date (as defined in the Prospectus), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mailed to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER:

            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

     By Hand or Overnight Courier:                    By Mail:

                                            (registered or certified mail
                                                    recommended)


    c/o State Street Bank and Trust
             Company, N.A.               State Street Bank and Trust Company
              61 Broadway                           P.O. Box 778
       New York, New York 10006              Boston, Massachusetts 02110

                               Facsimile Number:
                       (For Eligible Institutions Only)

                                (617) 664-5739

                             Confirm by Telephone:

                                (617) 664-5314

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal for the guarantee of signatures.
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Ladies and Gentlemen:

  The undersigned hereby tenders the aggregate principal amount at maturity of Zero Coupon Debentures indicated below, upon the terms and subject to the
conditions contained in the Prospectus, dated      , 1997, of the Company,
receipt of which is hereby acknowledged.

                DESCRIPTION OF ZERO COUPON DEBENTURES TENDERED

Aggregate Principal Amount at Maturity: $ __________

Certificate Number(s) (if available): ______________

Address(es): _______________________________________
             _______________________________________
             _______________________________________

Area Code and Telephone Number: ____________________

Signature(s):_______________________________________
             _______________________________________

If Zero Coupon Debentures will be delivered by book-entry transfer to The Depository Trust
Company, provide account number.

Account Number: ____________________________________
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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency, or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Zero Coupon Debentures, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: _______________________     _____________________________________

                                                 (Authorized Signature)
Address: ____________________________


                                          Name: _______________________________
         ____________________________               (Please type or print)


         ____________________________     Title: ______________________________
               (Include Zip Code)

Area Code and Telephone Number: _____

Date: _______________________________

  NOTE: DO NOT SEND CERTIFICATES OF ZERO COUPON DEBENTURES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES OF ZERO COUPON DEBENTURES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.